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                                                                     EXHIBIT 4.7

                                  TRANSLATION

                                        Contract No: 2001 Year Long Loan No. 021


                            WORKING CAPITAL BANK LOAN



Borrower (Party A):        Dongguan Kwan Hong Electronics Co. Ltd.
Residence (Address):       2nd Industrial Zone, Siu Bin, Cheung On, Dongguan
Legal Representative:      Tam Man Chi



Lender (Party B):          Industrial and Commercial Bank of China
                           Dongguan City Cheung On Branch

Residence (Address):       No. 13 Cheung Chung Road, Cheung On Town
Legal Representative
(Responsible Person):      Law Lok Yin


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                                TABLE OF CONTENTS

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
Item No. 1            Kind of Loan

Item No. 2            Purpose of Loan

Item No. 3            Amount and Period of Loan

Item No. 4            Loan Interest Rate and Interest

Item No. 5            Source of Repayment of Loan and Repayment Method

Item No. 6            Guarantee

Item No. 7            Rights and Obligations of Both Parties

Item No. 8            Obligations under Breach of Contract

Item No. 9            Effectiveness, Alteration, Abandonment and Termination of
                      Contract

Item No. 10           Solution for Dispute

Item No. 11           Other Matters

Item No. 12           Appendix


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        Pursuant to the need under Item 2.1, Party A applies for a loan from
Party B. Party B agrees to lend a loan to Party A. In accordance with "Contract Law", "General Guidelines of Loan" and other relevant laws and regulations, Party A and Party B agree through negotiations to state clearly hereunder the rights and obligations of both parties, and sign this contract.

                             Item No. 1 Kind of Loan

1.1 Loan under this contract is (short term) working capital loan.


                           Item No. 2 Purpose of Loan

2.1 Purpose of loan under this contract is: working capital.

2.2 Without the written consent of Party B, Party A is not allowed to change the purpose of loan stated in this contract.

                      Item No. 3 Amount and Period of Loan

3.1 Amount of loan under this contract is RENMINBIT TWO MILLION DOLLARS (RMB 2,000,000.00). (If the loan amount in words and figures are inconsistent, the amount in words will be treated as correct, this rule applies to underneath contents).

3.2 The period of loan under this contract is 12 months, starting from August 2001 to August 15, 2002.

3.3 In accordance with the terms under 3.2, Party A should draw the loan at one time. If because of some special reasons, and with the written consent of Party B, Party A can draw the money earlier or latter than that date. The exact drawing date and repayment date should base on the dates marked on the loan receipt of Parties A and B. The loan receipt or the supporting document for drawing loan is an inseparable part of this contract. If all other things, except for the date, stated in the receipt are different from this contract, the same under the contract is final.

                   Item No. 4 Loan Interest Rate and Interest

4.1 The monthly interest rate for the loan under this contract is 4.875%. The interest will be computed on monthly basis, starting from the exact date of loan drawn. The closing date of calculating interest is 20th on each month. Upon the expiry date of the loan, interest should be cleared with the principal.


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4.2 In the course of this contract period, if the People's Bank of China adjusts the loan interest rate, which if applicable to the loan under this contract, Party B, according to the regulations, has the right to calculate the interest based on the adjusted interest rate and method, without informing Party A

           Item No. 5 Source of Repayment of Loan and Repayment Method

5.1 Party A repay the principal and interest of the contract loan with the source from but not limited to:

5.1.1 Sales Income;

5.1.2 Guarantee by Standby Letter of Credit.

5.2 If Party A, being one party of any other contract and under which, is limited by the contract terms on the source of repayment funding, such limitations should not affect Party A to fulfill the obligations of loan repayment under this contract. No matter under any circumstances, Party A should not rely on Item No. 5.1 as a reason to refuse to fulfill the obligations to repay the loan under this contract.

5.3 Party A should pay the interest in full according to the date stipulated in the contract and repay the principal according to the repayment schedule.

5.4 On the closing date of interest or the stipulated date for repayment of principal, Party A should have fund in his account opened in Party B's bank for the use of repaying the interest or principal; and Party A should authorize Party B to direct debit Party A's account on the date stipulated in this contract.

                              Item No. 6 Guarantee

6.1 The guarantee method of the loan under this contract is: Guarantee by Standby Letter of Credit.

6.2 Party A has the obligation to take initiative to assist Party B in entering into a guarantee contract no. 514010765628-P with the guarantor, which is related to the guarantee matter under this contract.

6.3 If there is any changes to the guarantee made under this contract which adversely affects the liability right of Party B, Party A should, upon request, provide another guarantee which satisfies Party B's requirements after informed by Party B.


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                Item No. 7 Rights and Obligations of Both Parties

7.1 Rights and Obligations of Party A:

7.1.1 Party A should draw the loan according to the time limit and use the loan for the purpose as stipulated in this contract;

7.1.2 Without the written consent of Party B, Party A is not allowed to repay the loan earlier;

7.1.3 Party A should be responsible for the reality, correctness and integrity of the information and materials provided in the course of applying for the loan;

7.1.4 Party A should take the initiative to accept the investigation, understanding and supervision made by Party B in relating to the loan under this contract;

7.1.5 Party A should actively cooperate with Party B when the latter carried out investigation, understanding and supervision about Party A's production, operation and financial position. Party A has the obligation to provide the profit and loss account and balance sheet etc. information of relevant periods to Party B;

7.1.6 Party A should repay the principal and interest of the loan according to the terms stipulated in the contract;

7.1.7 Party A should bear the relevant expenses under this contract, including but not limited to certification fee, authentication fee, assessment fee and registration fee etc.;

7.1.8 Party A should send out the reply within three days from signing the acknowledgement receipt of letter or document sent by Party B by postal or other methods, which urges for repayment;

7.1.9 Party A should give at least 30 days notice to Party B and he should get a written consent from Party B before he carried out the actions like sub-leasing, shares reconstruction, associated business, merger, acquisition, joint-venture, spin-off, reduction in registered capital, changes in shareholdings, transfer of material assets and all other actions which might affect the realization of Party B's rights; otherwise, Party A is not allowed to carry out the aforementioned actions before the repayment of all liabilities under this contract;

7.1.10 When there is a change in place of residence; correspondence address; scope of business; legal representative etc. relating to industrial and commercial registration matters, Party A should inform Party B in writing within 7 days after the change;

7.1.11 If there is any event occurs, including but not limited to material economic dispute, bankruptcy, financial position deteriorate etc., which affects Party A's normal operation in danger or affects Party A to fulfill his obligations under this contract adversely, Party A should inform Party B at once in writing.


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7.1.12 If Party A suspends its business, lays off, stops business and reconstruction, or the business license of Party A has been suspended or dismissed, he should inform Party B in writing within 5 days from the event happened and he should promise to repay the principal and interest of the loan immediately.

7.2 Rights and obligations of Party B:

7.2.1 Party B has the right to request Party A to provide all relevant information relating to this loan;

7.2.2 According to the terms stipulated in this contract or the rules and regulations, Party B can collect the principal, interest, compound interest, penalty and all other charges that should be paid by Party A, from Party A's account in form of direct debit;

7.2.3 If Party A avoids the supervision from Party B, or Party A do not repay the principal or interest according to the time schedule, or Party A acts in breach of the contract seriously, Party B has the right to exercise credit sanctions, report to the relevant department or unit or put up a notice in mass media to urge for repayment;

7.2.4 Party B should provide loan in full to Party A according to the time schedule as stipulated in the contract (except the delay caused by Party A).

7.2.5 Party B should keep confidential the information provided by Party A on its liabilities, financial, production and daily operation matters, except for those which are provided for otherwise in the contract or set out in the legal rules and regulations.

                 Item No. 8 Obligations under breach of contract

8.1 When this contract takes effect, Party A and B should fulfill their obligations according to terms stipulated in the contract. Either party does not fulfill his obligations under the contract in whole or in part should bear the legal liabilities under breach of contract.

8.2 If Party A does not process and draw the loan according to the Item 3.3 of this contract, Party B has the right to charge a delay payment for breach of contract, calculated on daily basis, based on the interest rate as set out in the contract.

8.3 If Party B does not process and provide the loan according to the Item 3.3 of this contract, Party B should pay a delay payment for breach of contract, calculated on daily basis, based on the interest rate as set out in the contract.

8.4 If Party B, without the written consent of Party B, repay the loan earlier than the date as set out in the contract, Party B has the right to charge interest according to the loan period and interest rate set out in the contract.

8.5 If Party A does not repay the loan principal and interest upon the maturity date, Party B has the right to order Party A to repay the sum on or before a specified date, or to exercise a set-off right on funds of Party A's accounts maintained with Party B. Moreover,


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Party B can charge an overdue interest at the interest rate of 0.00021 on the overdue loan on daily basis. He can also charge a compound interest on the overdue interest.

8.6 If Party A does not use the loan for the purpose as set out in the contract, Party B has the right to get back the loan in part or in whole before the expiry date or he can dismiss the contract. Moreover, Party B can charge an interest of _______% on the loan misused on a daily basis and can also charge a compound interest on the overdue interest.

8.7 In the course of using the loan, if situations on Item 8.5 and 8.6 occur at the same time, the penalty, imposed by Party B on Party A, should based on the serious one. Double penalty is not allowed.

8.8 If Party A had carried out any of the actions mentioned hereunder, Party A should take corrective actions and also some compensate measures, satisfy with Party B's requirements, within 7 days from receiving Party B's notice. Otherwise, Party B has the right to get back the loan in part or in whole. For any amount not getting back and outstanding, a penalty for breach of contract, based on the overdue interest rate, calculated on daily basis will be imposed. The actions mentioned in this item are:

8.8.1 Party A provide false or incorrect (where some important fact are hidden) Profit and Loss account, Balance Sheet and other financial information to Party B;

8.8.2 Party A refuses to accept or cooperate with Party B's supervision on the loan application purpose, or other related matters on production, running business and financial activities;

8.8.3 Without the consent of Party B, Party A transfers or treats or threats to transfer or treat a significant part of its assets;

8.8.4 A significant part or whole of Party A's assets have been taken up by other creditors, or under receivership of other assigned person, receiver or other similar officers; or Party A's assets are under retention or are frozen which may cause Party B to have a serious loss;

8.8.5 Without the consent of Party B, Party A takes up subcontracting, leasing, shares reconstruction, associated business, merger, acquisition, joint-venture, spin-off, capital reduction, changes in shareholding ownership, transfer, or other actions which may affect Party B to realize his right and so as affect the security of his right of liabilities;

8.8.6 When there is a change in place of residence; correspondence address; scope of business; legal representative etc. related to industrial and commercial registration matters or other important external investment etc. which affect the realization of Party B's right of liabilities or it creates a threat to Party B to realize his right of liabilities;

8.8.7 Party A involves in a material economic dispute or its financial position deteriorates and as a result, it affects the realization of Party B's right of liabilities or it creates a threat to Party B to realize his right of liabilities;

8.8.8 Any other circumstances that may affect the realization of Party B's right of liabilities or it creates a threat to Party B to realize his right of liabilities under this contract.


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  Item No. 9 Effectiveness, Alteration, Abandonment and Termination of Contract

9.1 This contract takes effect after signed and chopped by Party A and B. If there is a guarantee, the contract will take effect only after the guarantee becomes effective. This contract will terminate on the date when the principal, interest, compound interest, penalty charge and charge for breach of contract and all other expenses should be paid by Party A under this contract has been cleared up.

9.2 Under any of the following circumstances, Party B has the right to dismiss the contract and requests Party A to repay the principal and interest of the loan and also compensation of loss:

9.2.1 If Party A suspense business, dismiss business, stops and reconstructs its business, or the business license of Party A has been suspended or cancelled;

9.2.2 There is a change on the guarantee made under this contract which may adversely affect Party B's rights of liabilities and Party A cannot, upon Party B's request, provide another guarantee;

9.2.3 All other significant acts which are in breach of contract.

9.3 If Party A requests to extend the loan period, he should made a written application to Party B 30 days before the expiry date and provide a written confirmation from guarantor showing his intention to remain being a guarantor of this contract. The loan period of this contract will be extended only when an agreement of loan extension is signed by both parties and after Party B's investigation and agreement. Before signing an agreement of loan extension, this contract remains effective.

9.4 After this contract takes effect, either Party A or B is not allowed to alter or terminate this contract at his own discretion, except under the situations where the contract provided otherwise. If there is such a need to alter or terminate the contract, Party A and B should compromise through negotiations and then ends up to conclude a written agreement. Before the conclusion of a written agreement, this contract remains effective.

                        Item No. 10 Solutions for dispute

10.1 When there is any dispute arising during the contract executed by Party A and B, both parties should solve the problem through negotiations. If compromise cannot be reached, it should be solved by the method mentioned in underneath Item No. 10.1.2:

10.1.1  N/A

10.1.2 The dispute should be judged by the Court of the place where Party B resides.

                            Item No. 11 Other Matters


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11.1 N/A

11.2 N/A

11.3 N/A

                              Item No. 12 Appendix

12.1 Appendix of this contract is an inseparable part of this contract and it has the same legal validity with the main contract.

12.2 During the execution of the contract, if a particular date of drawing money or repaying loan are non-business days of bank, and it will be extended to the next business day of bank.

Party A (Chop):                           Party B (Chop):

Chop of Dongguan Kwan Hong                Chop of Industrial and Commercial
Electronics Co. Ltd.                      Bank of China, Dongguan City
                                          Cheung On Branch

Signed by Tam Man Chi                     Signed by Law Lok Hing

Legal Representative:                     Legal Representative (or person in
(or authorized agent)                     charge) (or authorized agent)

August 16, 2001                           August 20, 2001